Angel Oak Financial Strategies Income Term Trust Reports Brookfield Asset Management Ltd. Acquires a Majority of Angel Oak Companies, LP

ATLANTA, October 2, 2025 — Angel Oak Financial Strategies Income Term Trust (NYSE: FINS) (the “Fund”) today reported that Brookfield Asset Management Ltd. acquired a majority of Angel Oak Companies, LP, the parent of Angel Oak Asset Management Holdings, LLC, itself the parent of Angel Oak Capital Advisors, LLC (“Angel Oak”), the investment adviser of the Fund (the “Transaction”). The Transaction is not expected to result in any material change in the day-to-day management of the Fund.

The closing of the Transaction resulted in a change of control of Angel Oak (the “Change of Control”). Consistent with applicable requirements under the Investment Company Act of 1940, as amended (the “1940 Act”), the previous investment advisory agreement between Angel Oak and the Fund (the “Previous Advisory Agreement”), contained a provision that the Previous Advisory Agreement will automatically terminate in the event of an “assignment” (as defined in the 1940 Act). The Change of Control caused an assignment of the Previous Advisory Agreement and resulted in the automatic termination of the Previous Advisory Agreement.

At a meeting held on April 23, 2025, the Board of Trustees (the “Board”) of the Fund considered and approved a new investment advisory agreement between Angel Oak and the Fund (the “New Advisory Agreement”) with the same advisory fee and substantially similar terms and conditions to the Previous Advisory Agreement. At a special meeting of shareholders of the Fund held on September 26, 2025, the Fund’s shareholders approved the New Advisory Agreement. The New Advisory Agreement will not result in any material changes to the Fund’s investment objectives and principal investment strategies.

About FINS

Led by Angel Oak’s experienced financial services team, the Fund invests predominantly in U.S. financial sector debt as well as selective opportunities across financial sector preferred and common equity. Under normal circumstances, the Fund will invest at least 50% of the Fund’s portfolio in debt investments rated investment grade by nationally recognized statistical rating organizations, or if unrated, judged by Angel Oak to be of investment grade quality.

About Angel Oak Capital Advisors, LLC

Angel Oak Capital Advisors is an investment management firm focused on providing compelling fixed-income investment solutions to its clients. Backed by a value-driven approach, Angel Oak Capital Advisors seeks to deliver attractive, risk-adjusted returns through a combination of stable current income and price appreciation. Its experienced investment team seeks the best opportunities in fixed income, with a specialization in mortgage-backed securities and other areas of structured credit.

Information regarding the Fund and Angel Oak Capital Advisors can be found at www.angeloakcapital.com.

For additional information regarding the fees and expenses associated with an investment in shares of the Fund, see the prospectus supplement and accompanying prospectus when available.

Past performance is neither indicative nor a guarantee of future results. Investors should read the prospectus supplement and accompanying prospectus, when available, and consider the investment objectives and policies, risk considerations, charges and ongoing expenses of an investment carefully before investing. For more information, please contact your investment representative or EQ Fund Solutions at 866-751-6314.

Cautionary note regarding forward-looking statements

Certain statements contained herein constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Fund’s actual results or level of performance to be materially different from any future results or level of performance expressed or implied by such forward-looking statements. Such factors include, among others, those listed in the prospectus supplement and accompany the prospectus when available. As a result of these and other factors, the Fund cannot give you any assurances as to its future results or level of performance, and neither the Fund nor any other person assumes responsibility for the accuracy and completeness of such statements. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein.

Contacts
Media:
Trevor Davis, Gregory FCA for Angel Oak Capital Advisors
443-248-0359
trevor@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing and Corporate IR Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com